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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 23, 2003


                               Kaydon Corporation
             (Exact name of Registrant as specified in its charter)


            Delaware                     0-12640                 13-3186040
  (State or other jurisdiction         (Commission              (IRS Employer
        of incorporation)              File Number)          Identification No.)

                     315 East Eisenhower Parkway, Suite 300
                               Ann Arbor, MI 48108
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (734) 747-7025

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On May 23, 2003, Kaydon Corporation completed the sale of $170 million of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (the "Notes") in a private placement to a group of institutional accredited investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"). The Notes were sold at 100% of the principal amount thereof. The $164.9 million of net proceeds of the offering were used to repurchase $43.5 million of the Company's common stock, repay all of the $72.5 million indebtedness due under the Company's existing Credit Agreement, and for general corporate purposes. Kaydon has agreed to file a shelf registration statement under the 1933 Act to permit the resale of the Notes and the shares of common stock into which the Notes may be converted upon the occurrence of certain specified events. The initial purchasers of the Notes have the option to purchase up to $30 million aggregate principal amount of additional Notes at 100% of the principal amount thereof, which option must be exercised on or before June 5, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2003                         KAYDON CORPORATION


                                     By: /s/ Kenneth W. Crawford
                                         ---------------------------------------
                                         Kenneth W. Crawford
                                         Vice President and Corporate Controller
                                         (Principal Accounting Officer)